Consent of Independent Auditors



The Board of Directors and Shareholders
Mortgage.com, Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.





Ft. Lauderdale, FL
June 5, 2000